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                                                                     Exhibit d.2

                            FORM OF PREFERRED SHARES
                                   CERTIFICATE


CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES
-----------                                                           --------



                        MANAGED MUNICIPALS PORTFOLIO INC.

                Organized Under the Laws of the State of Maryland
          Municipal Auction Rate Cumulative Preferred Stock, Series ___
                           $0.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                                   CUSIP NO.___

This certifies that Cede & Co. is the owner of __________ fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Stock, Series ___, $0.001 par value per share, $25,000 liquidation preference per share, of Managed Municipals Portfolio Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of _____________A.D. 2002.



_______________________________                MANAGED MUNICIPALS PORTFOLIO INC.
As Transfer Agent and Registrar [Seal]

By:                                             By:

______________________                          ______________________  [Seal]
Authorized Signature                            Senior Vice President


                                                Attest:


                                                _____________________
                                                Assistant Secretary



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FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto
_______________ shares of Municipal Auction Rate Cumulative Preferred Stock, Series ___ represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer said shares on the books of the within named Fund with full power of substitution in the premises.



Dated: _______________


In presence of


______________________________                          ________________________

         Shares of Municipal Auction Rate Cumulative Preferred Stock, Series __, evidenced by this Certificate may only be sold, transferred, or otherwise disposed of pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of the Fund's Municipal Auction Rate Cumulative Preferred Stock, Series M, Series T,
         Series W, Series Th and Series F, a copy of which may be obtained at theoffice of the Maryland State Department of Assessments and Taxation. The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund also will furnish to any stockholder, upon request and without charge, a full statement of the designations, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and relative rights and preferences of the stock of each class and series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.